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THIRD AMENDMENT TO THE
NETBANK, INC.
1996 STOCK INCENTIVE PLAN

    THIS THIRD AMENDMENT is made as of this 14th day of December, 2001, by NetBank, Inc., a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the "Company").

W I T N E S S E T H:

    WHEREAS, the Company maintains the NetBank, Inc. 1996 Stock Incentive Plan (the "Plan");

    WHEREAS, as a result of prior amendments to the Plan, the Company's 1997 33.125-for-one stock split and its 1999 three-for-one stock split, a total of 3,750,000 shares of Stock are currently reserved for issuance pursuant to Stock Incentives under the Plan and a maximum of 596,250 shares are permitted for such issuance to any eligible employee during a given fiscal year;

    WHEREAS, the Company desires to amend the Plan to increase the number of shares authorized for issuance thereunder; and

    WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan, subject to the further approval of the Company's shareholders;

    NOW, THEREFORE, the Company does hereby amend the Plan as follows:

    1.  By deleting, effective as of the date first set forth above, the first sentence of Section 2.2 in its entirety and by substituting therefor the following:

    "Subject to adjustment in accordance with Section 5.2, 7,500,000 shares of Stock (the "Maximum Plan Shares') are hereby reserved exclusively for issuance pursuant to Stock Incentives."

    2.  Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to the adoption of this Third Amendment.

    3.  Notwithstanding the foregoing, the adoption of this Third Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of the date of the approval of the Third Amendment by the Board of Directors of the Company, the adoption of this Third Amendment shall be null and void.

    IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed on the day and year first above written.

NETBANK, INC.
By: /s/ D.R. Grimes
Title: Vice Chairman and Chief Executive Officer
ATTEST:
By: /s/ Robert E. Bowers
Title: Chief Financial Officer
(CORPORATE SEAL)

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THIRD AMENDMENT TO THE NETBANK, INC. 1996 STOCK INCENTIVE PLAN